EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Weight Watchers International, Inc. (the “Company”) for the fiscal year ended December 29, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nicholas P. Hotchkin, certify, pursuant to 18 U.S.C. Section 1350, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2013	Signature:	/S/ NICHOLAS P. HOTCHKIN
Nicholas P. Hotchkin Chief Financial Officer (Principal Financial and Accounting Officer)